Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the prospectus constituting a part of this Amendment No. 1 to the Registration Statement on Form F-1 of our report dated March 31, 2023, relating to the financial statements of M3-Brigade Acquisition III Corp. (the “Company”) which is contained in that prospectus. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to us under the caption “Experts” in the prospectus.

/s/ BDO USA, P.C.

New York, New York

November 30, 2023